Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-271688

PROSPECTUS SUPPLEMENT	(To Prospectus dated May 8, 2024)

NANO-X IMAGING LTD

3,826,530 Ordinary Shares

We are issuing 3,826,530 ordinary shares, par value NIS 0.01 per share (the “ordinary shares”) in a registered direct offering to a single institutional investor (the “investor”) pursuant to this prospectus supplement and the accompanying prospectus, and a securities purchase agreement with the investor (this “offering”). The ordinary shares (the “securities”) were purchased at a purchase price of $3.92 per share.

Delivery of the ordinary shares is being made on or about November 25, 2025, subject to the satisfaction of certain closing conditions.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “NNOX.” On November 21, 2025, the last reported sales price of our ordinary shares on the Nasdaq Global Market was $4.36 per share.

We have retained Titan Partners Group LLC, a division of American Capital Partners, LLC, to act as our sole placement agent in connection with this offering (the “Placement Agent”). The Placement Agent agreed to use its reasonable best efforts to place the ordinary shares offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any ordinary shares pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of shares. We have agreed to pay the Placement Agent the fee set forth in the table below.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 8 of the accompanying prospectus, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Security	Total
Issuance price	$3.92	$14,999,997.60
Placement Agent fee (1)	0.20	$749,999.88
Proceeds to us, before expenses	3.72	$14,249,997.72

(1)	The Placement Agent and the investor will also be reimbursed for certain expenses incurred in this offering. We refer you to “Plan of Distribution” for additional details.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Placement Agent

Titan Partners Group

a division of American Capital Partners

The date of this prospectus supplement is November 23, 2025

Table of Contents

Prospectus Supplement

Prospectus

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About This Prospectus Supplement

A registration statement on Form F-3 (File No. 333-271688) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission (the “SEC”), on May 5, 2023, and was amended by a post-effective amendment no. 1 thereto, filed with the SEC on July 26, 2023, as further amended by Post-Effective Amendment No. 2 thereto filed on April 22, 2024, and as further amended by Post-Effective Amendment No. 3 thereto filed on April 22, 2024 and which Post-Effective Amendment No. 3 was declared effective by the Commission as of May 8, 2024. Under this shelf registration statement, of which this offering is a part, we may, from time to time, sell an unlimited amount of our ordinary shares.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of our ordinary shares by us, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will supersede and govern. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are not offering to sell, or seeking offers to buy, our securities in jurisdictions where offers and sales are not permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Solely for convenience, any trademarks, service marks, logos and trade names referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, may contain additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to: “Nanox,” the “Company,” “us,” “we,” “our” and similar designations refer to NANO-X IMAGING LTD, an Israeli company, and its consolidated subsidiaries.

“$” or “U.S. Dollars” refer to Dollars, the lawful currency of the United States.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel.

“ordinary shares” and similar expressions refer to our ordinary shares, par value NIS 0.01 per share.

“SEC” refers to the United States Securities and Exchange Commission.

“Securities Act” refers to the Securities Act of 1933, as amended.

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Special Note Regarding Forward-Looking Statements

This prospectus supplement, the documents incorporated by reference herein and the accompanying prospectus may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements.

All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” beginning on page S-3 of this prospectus supplement, beginning on page 8 of the accompanying prospectus, and in our most recent Annual Report on Form 20-F filed with the SEC for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those stated in or implied by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus supplement and have filed with the SEC as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.

Forward-looking statements in this prospectus supplement include, but are not limited to, statements about:

●	the initiation, timing, progress and results of our research and development, manufacturing and commercialization activities with respect to our X-ray source technology or the Nanox.ARC and the Nanox.CLOUD, which comprise the Nanox System;

●	our ability to successfully demonstrate the feasibility of our technology for commercial applications;

●	our expectations regarding the necessity of, timing of filing for, and receipt of, regulatory clearances or approvals regarding our technology, the Nanox.ARC and the Nanox.CLOUD;

●	our ability to secure and maintain required U.S. Food and Drug Administration (the “FDA”) clearance and similar approvals from regulatory agencies worldwide, or Notified Body (“CE”), and comply with applicable quality standards and regulatory requirements;

●	our ability to manufacture the Nanox.ARC, at a lower cost than medical imaging systems that use a legacy analog X-ray source;

●	the pricing structure of our products and services, once such products and services receive regulatory clearance or approval;

●	the implementation of our business models;

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●	the ability to successfully integrate the business of companies that we have acquired and to realize the anticipated benefits of the acquisitions, which may be affected by, among other things, competition, brand recognition, the ability of the acquired company to grow and manage growth profitably and retain its key employees;

●	our expectations regarding collaborations with third-parties and their potential benefits;

●	our ability to enter into and maintain our arrangements with third-party manufacturers and suppliers;

●	our ability to conduct business globally;

●	our expectations regarding when certain patents may be issued and the protection and enforcement of our intellectual property rights;

●	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	regulatory developments in the United States and other jurisdictions;

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	the rate and degree of market acceptance of our technology and our products;

●	development relating to our competitors and the medical imaging industry;

●	our estimates of the adoption of the Medical Screening as a Service (“MSaaS”) based model by market participants and our ability to negotiate, enter into and implement the MSaaS agreements;

●	our estimates regarding the market opportunities for our technology and our products;

●	our ability to attract, motivate and retain key executive managers;

●	our ability to comply with data protection laws, regulations and similar rules and to establish and maintain adequate cyber-security and data protection;

●	our ability to obtain third-party payor coverage or reimbursement of our Nanox System;

●	our expectation regarding the maintenance of our foreign private issuer status;

●	our expectations regarding changes in the global, national, regional or local economic, business, competitive, market, and regulatory landscape, including as a result of the security, political and economic instability in the Middle East that could harm our business, including due to the current war between Israel and Hamas and the ongoing conflict in Ukraine;

●	our ability to successfully integrate VHC IT (as defined herein) following the acquisition as well as to improve deployment speed pace and implementation quality, the initiation, timing, progress and results of our research and development, manufacturing, and commercialization activities with respect to our X-ray source technology and the Nanox.ARC;

●	our ability to realize the expected benefits of our recent acquisitions and our and the acquired companies' projected business prospects.

●	claims, litigation and investigations we are or may be subject to in the future; and our success at managing other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 20-F.

The “Risk Factors” section of this prospectus supplement, the accompanying prospectus and our Annual Report on Form 20-F references the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

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Summary

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-3 of this prospectus supplement and page 8 of the accompanying prospectus as well as the financial statements and notes thereto, and the other information incorporated by reference herein and therein, including our most recent Annual Report on Form 20-F filed with the SEC on April 9, 2025, before making an investment decision.

Nano-X Imaging Ltd

Overview

Nanox is focused on driving the world’s transition to preventive health care by bringing a full solution of affordable medical imaging technologies based on advanced AI and novel digital source.

Nanox’s vision encompasses expanding the reach of Nanox technology both within and beyond hospital settings, providing a seamless end-to-end solution from scan to diagnosis, leveraging AI for smarter diagnostics and maintaining a clinically-driven approach. The Nanox ecosystem includes Nanox.ARC - a multi-source digital tomosynthesis system that is cost-effective and user-friendly; Nanox.AI - an AI-based suite of algorithms of our subsidiary Nanox AI Ltd., that augment the readings of routine CT imaging to highlight early signs often related to chronic diseases; Nanox.CLOUD - a cloud-based software platform that manages and stores data collected by Nanox devices, and provides users with tools for in-depth imaging analysis; Nanox.MARKETPLACE - a proprietary decentralized marketplace through Nanox’s subsidiary, USARAD Holdings Inc., that provides remote access to radiology and cardiology experts, and a comprehensive teleradiology services platform. By improving early detection and treatment, Nanox aims to enhance better health outcomes worldwide.

Following receipt of clearances from the FDA and the CE mark we are marketing and deploying the Nanox System broadly across the globe at a substantially lower cost compared to currently available medical imaging systems, such as CT. We believe that, if cleared by the requisite regulatory authorities, as the Nanox.ARC (including the Nanox.CLOUD) was cleared for marketing by the FDA, our technology’s relatively low cost will enable us to increase accessibility and affordability of early-detection medical imaging systems globally, substantially reduce wait-times for imaging results and increase early detection rates compared to currently employed imaging process protocol.

On April 28, 2023, the Company received clearance from the FDA to market the Nanox.ARC (including the Nanox.CLOUD) as a stationary X-ray system intended to produce tomographic images of the human musculoskeletal system adjunctive to conventional radiography, on adult patients. On December 4, 2024 the Company received 510(k) clearance from the FDA for its Nanox.ARC (including the Nanox.CLOUD) as a stationary X-ray system intended to produce tomographic images for general use including human musculoskeletal system, pulmonary, intra-abdominal, and paranasal sinus indications, adjunctive to conventional radiography, on adult patients. This device is intended to be used in professional healthcare facilities or radiological environments, such as hospitals, clinics, imaging centers and other medical practices by trained radiographers, radiologists and physicians. The current FDA-cleared version of the Nanox.ARC is not intended for mammographic, angiographic, cardiac, pulmonary, intra-abdominal, intra-cranial, interventional, or fluoroscopic applications, or for imaging pediatric or neonatal patients. On February 25, 2025, the Company received its CE (Conformité Européenne) mark certification to market the multi-source Nanox.ARC system, including the Nanox.CLOUD, its accompanying cloud-based infrastructure in Europe.

Corporate Information

NANO-X IMAGING LTD was incorporated under the laws of the State of Israel on December 20, 2018 and commenced operations on September 3, 2019. Our principal executive offices are located at Ofer Tech Park, 94 Shlomo Shmeltzer Road, Petach Tikva, Israel 4970602, and our telephone number is +972 02 5360360. Our agent for service of process in the United States is C T Corporation System located at 28 Liberty Street, 39th Floor, New York, New York 10005. Our website is http://www.nanox.vision. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement and is not incorporated by reference herein.

Recent Developments

Acquisition of VHC IT

On November 19, 2025, Nanox announced that the parties have agreed on the terms and conditions pursuant to which Nanox will acquire VasoHealthcare IT Inc. (“VHC IT”) from Vaso Corporation (“Vaso”), subject to certain conditions.

This transaction is intended to accelerate deployment of Nanox’s AI solutions across U.S. healthcare facilities and is expected to be executed and completed within a couple of weeks.

VHC IT is a healthcare information technology provider serving hospitals and healthcare providers across the United States, with a team of professionals specializing in healthcare IT implementation. Its capabilities include healthcare systems integration, workflow optimization, data migration, user training, and nationwide go-live support for medical imaging.

Under the terms of the proposed acquisition, VHC IT’s established operational and customer-support infrastructure will be integrated with Nanox.AI’s FDA-cleared AI solutions that analyze routine CT scans for indicators of chronic diseases. This integration, once completed, will enable faster deployment and adoption while reducing time-to-value for healthcare providers. VHC IT team’s, expertise and long-standing customer relationships are expected to support the Company’s U.S. commercial expansion.

Under the terms of the proposed transaction, Nanox will acquire VHC IT for a total consideration of up to $800,000, consisting of a $200,000 cash payment at closing and up to $600,000 in performance-based earnout payments over a period of up to two years, contingent upon revenue retention targets with respect to existing customers.

The Offering

Ordinary shares offered by us	3,826,530 ordinary shares.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $14.2 million, if any, after deducting placement agent fees and other offering expenses payable by us. We intend to use the net proceeds for general working capital purposes and general corporate purposes. See “Use of Proceeds” on page S-4 of this prospectus supplement.

Risk factors

This investment involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, page 8 of the accompanying prospectus and in the documents incorporated by reference herein and therein (including under “Risk Factors” in our most recent Annual Report on Form 20-F) for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Nasdaq Global Market symbol	“NNOX.”

Unless otherwise stated, all information in this prospectus supplement is based on 65,382,892 ordinary shares issued and outstanding as of September 30, 2025, and does not include, as of that date, (i) 4,298,885 ordinary shares issuable upon the exercise of options to purchase ordinary shares outstanding under the Company’s 2019 Equity Incentive Plan and its U.S. sub-Plan (together, the “2019 Plan”), at a weighted average exercise price of $14.91 per share, (ii) 56,162 RSUs, (iii) 3,473,827 additional ordinary shares reserved for future issuance under the 2019 Plan and (iv) 2,142,858 shares issuable pursuant to one outstanding warrant, which is currently exercisable.

Risk Factors

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below, on page 8 of the accompanying prospectus and in any updates in each report on Form 6-K that indicates that it is being incorporated by reference, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F, including in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on, or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to our Ordinary Shares and this Offering

Investors will experience immediate and substantial dilution after giving effect to the net proceeds from this offering.

The issuance price of our ordinary shares in this offering will be substantially higher than the net tangible book value per share of our ordinary shares before giving effect to this offering. Accordingly, the investor in this offering will incur immediate substantial dilution of approximately $2.35 per ordinary share, representing the difference between the issuance price and our as adjusted net tangible book value as of September 30, 2025 after giving effect to this offering.

Furthermore, if outstanding options or warrants are exercised, investors could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our ordinary shares.

Our management will have broad discretion over the use of net proceeds from this offering, and we could spend the net proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return in the near term, if at all. We intend to use the net proceeds of this offering for general working capital purposes and general corporate purposes. Investors will be relying on the judgment of our management with regard to the use of these net proceeds, and will not have the opportunity, to assess whether the proceeds are being used in ways with which investors would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”

Future sales and issuances of our ordinary shares, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our shareholders, including the investor in this offering, and could cause our ordinary share price to fall.

Additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, including through at-the-market offerings, our shareholders, including the investor in this offering, may experience substantial dilution. We may sell ordinary shares, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell ordinary shares, convertible securities or other equity securities in more than one transaction, our shareholders, including the investor who purchased ordinary shares in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our ordinary shares. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per ordinary share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders.

Use of Proceeds

We estimate that the net proceeds from this offering of 3,826,530 ordinary shares will be approximately $14.2 million after deducting placement agent fees and other offering expenses payable by us.

We intend to use the net proceeds for general working capital purposes and general corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of clinical and regulatory development programs and the amount and timing of product revenue, if any. In addition, we might decide to postpone or not pursue certain activities if, among other factors, the net proceeds from this offering and our other sources of cash are less than expected. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds.

Dividend Policy

We have never declared or paid cash dividends to our shareholders, and we do not intend to pay cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our board of directors may deem relevant.

Under the Israeli Companies Law, 5759-1999, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

See “Item 3. Key Information—D. Risk Factors Risks Related to Owning Our Ordinary Shares We have not paid dividends in the past and have no immediate plans to pay dividends” in our most recent Annual Report on Form 20-F.

Dilution

The interest in our ordinary shares of the investor participating in this offering will be immediately diluted to the extent of the difference between the price per ordinary share in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering.

As of September 30, 2025, our net tangible book value was approximately $94.7 million, or $1.45 per ordinary share. Our net tangible book value represents our total tangible assets less our total liabilities. Our net tangible book value per ordinary share is our net tangible book value as of September 30, 2025, divided by the number of ordinary shares issued and outstanding as of September 30, 2025.

After giving effect to the issuance and sale by us of 3,826,530 ordinary shares in this offering at a purchase price of $3.92 per share, as set forth on the cover page of this prospectus supplement, and after deducting the estimated expenses payable by us in connection with this offering, our as adjusted net tangible book value as of September 30, 2025 would have been $108.8 million, or $1.57 per ordinary share. This represents an immediate increase in net tangible book value of $0.12 per ordinary share to existing shareholders and an immediate dilution in net tangible book value of $2.35 per ordinary share to the investor participating in this offering, as illustrated in the following table:

Price per share		$3.92
Net tangible book value per share as of September 30, 2025	$1.45
Increase in net tangible book value per share attributable to this offering	0.12
As adjusted net tangible book value per share after giving effect to this offering		$1.57
Dilution in net tangible book value per share to the investor in this offering		2.35

The above discussion and table are based on 65,382,892 ordinary shares issued and outstanding as of September 30, 2025, which does not include, as of that date, (i) 4,298,885 ordinary shares issuable upon the exercise of options to purchase ordinary shares outstanding under the 2019 Plan, at a weighted average exercise price of $14.91 per share, (ii) 56,162 RSUs, (iii) 3,473,827 additional ordinary shares reserved for future issuance under the 2019 Plan and (iv) 2,142,858 shares issuable pursuant to one outstanding warrant, which is currently exercisable.

To the extent that any additional equity is granted under our 2019 Plan in the future, there may be further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

Taxation

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli Tax Considerations and Government Programs

The following is a summary of the material Israeli tax laws applicable to us, and some Israeli Government programs benefiting us. This section also contains a discussion of some Israeli tax consequences to persons owning our securities. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include traders in securities or persons that own, directly or indirectly, 10% or more of our outstanding voting capital, all of whom are subject to special tax regimes not covered in this discussion. Some parts of this discussion are based on tax legislation which has not been subject to judicial or administrative interpretation. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below, possibly with retroactive effect. The discussion is not intended and should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.

General Corporate Tax Structure in Israel

Israeli resident companies are generally subject to corporate tax, currently at the rate of 23% of a company’s taxable income. However, the effective tax rate payable by a company that derives income from an “Approved Enterprise”, a “Benefitted Enterprise” or a “Preferred Enterprise”, a “Special Preferred Enterprise”, a “Preferred Technological Enterprise” or “Special Preferred Technological Enterprise” as further discussed below, may be considerably lower. See “Law for the Encouragement of Capital Investments” in this Item below. Capital gains derived by an Israeli resident company are subject to tax at the regular corporate tax rate.

Under Israeli tax legislation, a corporation will be considered as an “Israeli resident company” if it meets one of the following: (i) it was incorporated in Israel; or (ii) the control and management of its business are exercised in Israel.

Tax Benefits and Grants for Research and Development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research; and

●	The research and development is for the promotion of the company and is carried out by or on behalf of the company seeking such tax deduction, or that the expenditure is made by a person that carries out the research and does not own an enterprise which is engaged in the field of research, or that such expenditure constitutes participation in research carried out by another person, in both cases, subject to the fulfillment of certain criteria set forth in Israeli tax law.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the financing of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Israeli Tax Ordinance (the “Ordinance”). Capital expenditures for scientific research incurred by a company for the promotion or development of the company, which do not meet the above conditions, are deductible in equal amounts over three years.

From time to time, we may apply to the Israel Innovation Authority (the “IIA”) for approval to allow a tax deduction for research and development expenses during the year incurred. There can be no assurance that such application will be accepted.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959 (the “Investment Law”), provides certain incentives for capital investments in production facilities (or other eligible assets). Generally, an investment program that is implemented in accordance with the provisions of the Investment Law, which may be either an “Approved Enterprise”, a “Benefitted Enterprise”, a “Preferred Enterprise”, a “Special Preferred Enterprise”, a “Preferred Technological Enterprise” or “Special Preferred Technological Enterprise”, is entitled to benefits as discussed below. These benefits may include cash grants from the Israeli government and tax benefits, based upon, among other things, the location within Israel of the facility in which the investment and manufacture activity are made. The benefits available under the Investment Law are subject to the continued fulfillment of conditions stipulated therein. If a company does not meet these conditions, it may be required to refund the amount of tax benefits, as adjusted by the Israeli consumer price index, and interest, or other monetary penalties.

Tax Benefits Subsequent to the 2005 Amendment

An amendment to the Investment Law, which became effective as of April 1, 2005 (the “2005 Amendment”), changed certain provisions of the Investment Law. An enterprise that qualifies under the new provisions is referred to as a “Benefitted Enterprise.” Prior to the 2005 Amendment, investment programs under the Investment Law were called “Approved Enterprises.” The extent of the tax benefits available under the 2005 Amendment to qualifying income of a Benefitted Enterprise depends on, among other things, the geographic location of the Benefitted Enterprise in Israel. Such tax benefits include an exemption from corporate tax on undistributed income for a period of between two to ten years, depending on the geographic location of the Benefitted Enterprise in Israel, and a reduced corporate tax rate of between 10% and the applicable corporate tax rate for the remainder of the benefits period, depending on the level of foreign investment in the company in each year during the benefits period.

We are not entitled to tax benefits under the 2005 Amendment.

Tax Benefits Under the 2011 Amendment

The Investment Law was significantly amended as of January 1, 2011 (the “2011 Amendment”). The 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment.

The 2011 Amendment introduced new tax benefits for income generated by a “Preferred Company” through its “Preferred Enterprise,” in accordance with the definition of such terms in the Investment Law. The definition of a Preferred Company, includes, inter alia, a company incorporated in Israel that (1) is not wholly owned by a government entity, (2) owns a Preferred Enterprise and (3) is controlled and managed from Israel and is subject to further conditions set forth in the Investment Law.

A Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to the income attributed to its Preferred Enterprise as of 2014, unless the Preferred Enterprise is located in development area “A,” in which case the rate will be 7.5% as of 2017. Our operations are currently not located in development area “A.”

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at the following rates: (i) Israeli resident individuals-20% and (ii) non-Israeli residents-20%, subject to a reduced tax rate under the provisions of an applicable double tax treaty and subject to the receipt in advance of valid certificate from the Israel Tax Authority (the “ITA”). If such dividends are paid to an Israeli company, no tax is required to be withheld (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, the aforesaid will apply).

The provisions of the 2011 Amendment do not apply to existing “Benefitted Enterprises” or “Approved Enterprises,” which will continue to be entitled to the tax benefits under the Investment Law, as in effect prior to the 2011 Amendment, unless the company owning such enterprises had made an election to apply the provisions of the 2011 Amendment (such election cannot be later rescinded).

We are currently not entitled to tax benefits under the 2011 Amendment.

Tax Benefits Under the 2017 Amendment

Additional amendments to the Investment Law became effective in January 2017 (the “2017 Amendment”). The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax benefit programs under the Investment Law.

The 2017 Amendment provides that a Preferred Company satisfying certain conditions may qualify as a “Preferred Technological Enterprise” and thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income,” as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technological Enterprise located in development area “A.” In addition, a Preferred Company will benefit from a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017, for at least NIS 200 million, and the sale received prior approval from the IIA.

The 2017 Amendment further provides that a Preferred Company satisfying certain conditions (including a group turnover of at least NIS 10 billion) may qualify as a “Special Preferred Technological Enterprise” and thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Technological Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million may be eligible for these benefits for a period of at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Company with a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income or income attributed to production to Israeli shareholders are generally subject to withholding tax at source at the rate of 20% or, in the case of non-Israeli shareholders, such lower rate, as may be provided in an applicable tax treaty, in each case, subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced withholding tax rate. If such dividends are paid to an Israeli company, no tax is required to be withheld (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, the aforesaid will apply). If dividends paid out of Preferred Technological Income are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4%.

We are currently not entitled to tax benefits under the 2017 Amendment.

The Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (formerly known as the Encouragement of Industrial Research and Development Law, 5744-1984)

Under the Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (formerly known as the Encouragement of Industrial Research and Development Law, 5744-1984), referred to as the Innovation Law, research and development programs that meet specified criteria and are approved by the IIA are eligible for grants. As of September 30, 2025, Nanox AI received grants from the IIA for the financing of a portion of its research and development expenditures in the aggregate amount of approximately $3.6 million.

Under the Innovation Law as currently in effect, Nanox AI is required to pay royalties to the IIA of 3% (and at an increased rate under certain circumstances, as described below) on sales of products and services based on technology and know-how developed using such IIA research and development grants, until 100% (which may be increased under certain circumstances) of the grant, linked to the U.S. dollar and bearing interest at the LIBOR rate, is repaid. As of September 30, 2025, Nanox AI had paid royalties to the IIA in the amount of approximately $80,000, and had a remaining liability to the IIA of approximately $3.6 million.

The terms of IIA grants require that products developed with IIA funding be manufactured in Israel, unless the IIA approved grant program includes a pre-determined portion of manufacturing that may be performed outside Israel. The approval of the IIA is required for the transferring of manufacturing outside Israel in excess of such pre-determined portion (however, only a notice to the IIA, as opposed to approval, is required for the transfer outside Israel of up to 10% of the cumulative manufacturing in excess of such pre-approved portion). If manufacturing of IIA-funded products is transferred outside Israel (following IIA approval) in excess of the pre-determined percentage included in the grant approval, then the royalty repayment rate is increased by 1% with respect to the additional approved percentage to be manufactured outside Israel and the royalty repayment for the entire approved program may be increased to up to three times the amount of the grants received, depending on the percentage manufactured outside Israel (plus accrued interest).

IIA prior approval is also required for the transfer of IIA-funded know-how to a third party outside of Israel (including by way of license), and any such approval would be subject to payment of a redemption fee, calculated according to a formula under the Innovation Law, which may be in the amount of up to six times the amount of the grants received, (less paid royalties, if any, and depreciation, but no less than the total grants received), plus accrued interest.

Even following the full repayment of any IIA grants, recipients must nevertheless continue to comply with the requirements of the Innovation Law. Failure to comply with any of the conditions and restrictions imposed by the Innovation Law and regulations and guidelines thereunder, or by the specific terms of the grants, may require Nanox AI to refund any IIA grants previously received together with interest and penalties, and, in certain circumstances, may be subject to criminal charges.

Taxation of Our Shareholders

Capital Gains

Israeli capital gain tax is imposed on the disposition of capital assets by an Israeli resident for tax purposes, and on the disposition of such assets by a non-Israeli resident for tax purposes if those assets are (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, (iii) are shares or a right to a share in a non-Israeli resident company, the majority of whose assets are located in Israel, but only in respect of the portion of the consideration that is attributable to assets located in Israel, or (iv) located outside of Israel which mainly represent, directly or indirectly, rights to assets, property or inventory located in Israel, but only with respect to such portion of the assets that are located in Israel. The Ordinance distinguishes between “Real Capital Gain” and the “Inflationary Surplus.” Real Capital Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. The inflationary surplus accumulated from and after December 31, 1993, is exempt from any capital gains tax in Israel while the real gain is taxed at the applicable rate discussed below.

Real Capital Gain accrued by individuals on the sale of our ordinary shares will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s “means of control,” which includes, among other things, the right to receive profits of the company, voting rights, the rights to receive proceeds upon the company’s liquidation and the right to appoint a director) at the time of sale or at any time during the preceding 12-month period, such capital gain will be taxed at the rate of 30%. Furthermore, where an individual claimed real interest expenses and linkage differentials on securities, the capital gain on the sale of the securities will be taxed at a rate of 30% (exclusive of excess tax described below).

Real Capital Gain derived by corporations will be generally subject to the regular corporate tax rate (23% in 2025).

Individual and corporate shareholders dealing in securities in Israel may be taxed at the tax rates applicable to business income-23% for corporations in 2025 and a marginal tax rate of up to 47% (in 2025) for individuals, not including excess tax (described below). Notwithstanding the foregoing, Real Capital Gain derived from the sale of our ordinary shares by a non-Israeli shareholder may be exempt under the Ordinance from Israeli taxation provided that the following cumulative conditions are met: (i) the shares were purchased upon or after the registration of the shares on a stock exchange, (ii) the seller does not have a permanent establishment in Israel to which the derived capital gain is attributable, (iii) if the seller is a “Body of Persons” (as defined in the Ordinance, and includes corporate entities, partnerships and other entities), no more than 25% of its means of control are held, directly and indirectly, alone or together with another by Israeli residents, and (iv) if the seller is a Body of Persons, Israeli residents are not entitled to 25% or more of the revenues or profits of the Body of Persons, directly or indirectly. In addition, such exemption would not be available to a person whose capital gains from selling or otherwise disposing of the securities are deemed to be business income.

In addition, the sale of shares may be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty. For example, the Convention between the Government of the United States and the Government of the State of Israel with respect to Taxes of Income, as amended (the “U.S.-Israel Double Tax Treaty”), exempts U.S. residents (who are entitled to claim the benefits of the U.S.-Israel Double Tax Treaty) from Israeli capital gain tax in connection with sale of shares of an Israeli company, held as a capital asset, provided that (i) the U.S. resident owned, directly or indirectly, less than 10% of the Israeli resident company’s voting power at any time within the 12-month period preceding such sale; (ii) the seller, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel or attributed to real estate located in Israel or to royalties.

Shareholders may be liable for Israeli tax on the sale of their ordinary shares and the payment of the consideration may be subject to withholding of Israeli tax. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at the time of sale. For example, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the ITA to confirm their status as a non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes.

The purchaser, the Israeli stockbrokers or financial institutions through which the shares are held is obligated, subject to the abovementioned exemptions, to withhold tax on the amount of consideration paid upon the sale of the shares (or on the Real Capital Gain on the sale, if known) at the rate of 25% in respect of an individual and 23% in respect of a corporation.

Upon the sale of securities traded on a stock exchange, a detailed return, including a computation of the tax due, generally needs to be filed and an advanced payment must be paid on January 31 and July 31 of every calendar year in respect of sales of securities traded on a stock exchange made within the previous six months. However, if all tax due was withheld according to applicable provisions of the Ordinance and regulations promulgated thereunder, the aforementioned return need not be filed provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and an advance payment does not need to be made, and (iii) the taxpayer is not obligated to pay excess tax (as further explained below). Capital gain is also reportable on the annual income tax return.

Dividends

We have never paid cash dividends and do not intend to do so in the foreseeable future. A distribution of dividends to an Israeli resident individual will generally be subject to withholding tax at a rate of 25%, or 30% if the dividend recipient is a “Controlling Shareholder” (as defined above) at the time of distribution or at any time during the preceding 12-month period, and the shares are not held through a nominee company. If the recipient of the dividend is an Israeli resident corporation, such dividend will be exempt from income tax provided the income from which such dividend is distributed was derived or accrued within Israel (although, if such dividends are subsequently distributed to non-Israeli individuals or a non-Israeli company, withholding tax at a rate of 25% (or 30% if the dividend recipient is a “Controlling Shareholder” (as defined above)) or such lower rate as may be provided if an applicable tax treaty will apply (subject to the receipt in advance of a valid tax certificate from the ITA allowing for a reduced tax rate)).

A non-Israeli resident (either individual or corporation) is generally subject to Israeli withholding tax on the receipt of dividends at the rate of 25% (or 30% if the dividends recipient is a “Controlling Shareholder” (as defined above), at the time of distribution or at any time during the preceding 12-month period and the shares are not held through a nominee company); those rates are subject to a reduced tax rate under the provisions of an applicable double tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced withholding tax rate). For example, under the U.S.-Israel Double Tax Treaty, the following withholding rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident who is entitled to claim the benefits of the U.S.-Israel Double Tax Treaty: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding voting shares of the Israeli resident paying company and not more than 25% of the gross income of the Israeli resident paying company for such prior taxable year (if any) consists of certain type of interest or dividends the tax rate is 12.5%, (ii) if both the conditions mentioned in (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate applicable to an Approved Enterprise, Benefitted Enterprise, Preferred Enterprise or Preferred Technological Enterprise —the tax rate is 15% if a certificate for a reduced withholding tax rate is provided in advance from the ITA and (iii) in all other cases, the withholding tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income was derived through a permanent establishment of the U.S. resident in Israel.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the non-Israeli resident is not subject to excess tax in Israel (described below), and; (iii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed.

Excess Tax

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income exceeding NIS 721,560 for 2025, which amount is generally linked to the annual change in the Israeli consumer price index (with the exception that based on Israeli new legislation such amount, and certain other statutory amounts will not be linked to the Israeli consumer price index for the years 2025-2027), including, but not limited to, dividends, interest and capital gain. According to new legislation, in effect as of January 1, 2025, an additional 2% excess tax is imposed on Capital Sourced Income (defined as income from any source other than employment income, business income or income from “personal effort”), to the extent that the individual’s Capital Sourced Income exceeds the specified threshold of NIS 721,560 (and regardless of the employment/business income amount of such individual). This new excess tax applies, among other things, to income from capital gains, dividends, interest, rental income, or the sale of real property.

Plan of Distribution

We have engaged the Placement Agent to act as our exclusive placement agent with respect to this offering, subject to the terms and conditions of the placement agency agreement dated November 23, 2025 (the “Placement Agency Agreement”). The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We have entered into the Purchase Agreement directly with the investor in connection with this offering. The Purchase Agreement contains customary representations, warranties and covenants.

The Placement Agent was involved in the arrangements for the sale of the ordinary shares in this issuance pursuant to a privately negotiated securities purchase agreement directly between the investor and us.

Delivery of the securities issued is being made on or about November 25, 2025.

This offering is being conducted on a reasonable “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The following table shows the total Placement Agent fee we will pay:

Per security Placement Agent’s fee	0.20
Total	$749,999.88

We estimate the total expenses payable by us for this issuance to be approximately $900,000, which amount includes (i) the Placement Agent’s fee of approximately $750,000, (ii) $40,000 of legal expenses payable on behalf of the Placement Agent and (iii) other estimated expenses, which include legal, accounting, printing costs and various fees associated with the registration and listing of our ordinary shares.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “NNOX.”

Indemnification. We have agreed to indemnify the Placement Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M. The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Clear Market Provision. In the Purchase Agreement and the Placement Agency Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or ordinary share equivalents or file any registration statement or amendment or supplement thereto other than this prospectus supplement or a registration statement on Form S-8 in connection with any employee benefit plan for 10 days after the closing date of this offering, subject to certain exceptions.

Lock-Up Agreements. Our officers and directors will have signed lock-up agreements pursuant to which, subject to certain exceptions, such persons have agreed not to sell or otherwise dispose of ordinary shares or any securities convertible into or exchangeable for ordinary shares for a period of 30 days after the closing of this offering without the prior written consent of the Placement Agent.

Other Activities and Relationships. The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal Matters

The validity of our ordinary shares and certain other matters of Israeli law will be passed upon for us by Meitar | Law Offices. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. McGuireWoods LLP, New York, New York, is U.S. counsel for the Placement Agent in connection with this offering.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024, have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Enforceability of Civil Liabilities

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus supplement and the accompanying prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed C T Corporation System as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 28 Liberty Street, New York, NY 10005.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations, legal procedures and exceptions, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3, of which this prospectus supplement is part, with respect to the ordinary shares that we will offer. This prospectus supplement and any accompanying prospectus do not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the ordinary shares we may offer. Statements we make in this prospectus supplement and any accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. However, as a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and to submit to the SEC, reports on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year.

You may inspect a copy of the registration statement of which this prospectus supplement is a part and its accompanying exhibits and schedules, as well as the reports and other information we file electronically with the SEC, without charge, on the SEC’s website. The address of the site is www.sec.gov.

We maintain a corporate website at http://www.nanox.vision. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F (File No. 001-39461) for the fiscal year ended December 31, 2024, filed with the SEC on April 9, 2025;

●	our Reports on Form 6-K filed with the SEC on February 25, 2025, March 31, 2025, April 17, 2025, May 22, 2025, August 12, 2025, November 17, 2025 and November 20, 2025 (other than the portions of those reports not deemed to be filed); and

●	the description of share capital contained in the Registration Statement on Form 8-A as filed with the SEC on August 18, 2020 (File No. 001-39461), and including any amendments or reports filed for the purpose of updating such description.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

NANO-X IMAGING LTD

Ofer Tech Park

Petach Tikva, Israel 4970602

Tel: +972 02 5360360

Attention: Chief Executive Officer

PROSPECTUS

NANO-X IMAGING LTD

$150,000,000
Ordinary Shares

Warrants

Debt Securities

Up to 4,869,909 Ordinary Shares Offered by the Selling Shareholder

This prospectus relates to the offer and sale, from time to time, of up to an aggregate of $150,000,000 of our ordinary shares, warrants and debt securities (collectively, the “securities”). We may offer our securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus also relates to the resale from time to time of up to 4,869,909 of our ordinary shares by the selling shareholder identified in this prospectus, including its transferees or its respective successors. We are registering these shares on behalf of the selling shareholder, to be offered and sold by it from time to time, to satisfy certain registration rights that we have granted to the selling shareholder. 2,262,443 of the shares being registered for resale are issuable upon the exercise of the warrant issued to the selling shareholder, dated September 2, 2019, as amended by the Amendment to Warrant, dated June 4, 2020 (as so amended, the “SK Warrant”). We will not receive any proceeds from the sale of the shares offered by the selling shareholder pursuant to this prospectus. See the “Plan of Distribution” and “About this Prospectus” sections for more information.

You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus carefully before you invest in our securities together with additional information described under the heading “Where You Can Find More Information.” Our ordinary shares are quoted on the NASDAQ Global Market (“Nasdaq”) under the symbol “NNOX.” The closing price of our ordinary shares, as reported on Nasdaq on April 19, 2024, was $8.60.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated April 22, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form F-3 (File No. 333-271688) that we filed with the SEC under the Securities Act as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. The registration statement on Form F-3 was initially filed with the SEC on May 5, 2023, was amended by the Post-Effective Amendment No. 1 thereto filed with the SEC on July 26, 2023, and is further amended by this Post-Effective Amendment No. 2 thereto. We may, from time to time, offer and sell, in one or more offerings, up to an aggregate of $150,000,000 of our securities. Under this process, we may sell from time to time any of the securities described in this prospectus, in any manner described under the section in this prospectus entitled “Plan of Distribution.” The prospectus also relates to the sale of up to 4,869,909 of our ordinary shares, which the selling shareholder named in this prospectus may sell from time to time. We will not receive any of the proceeds from sales by the selling shareholder. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.

This prospectus only provides you with a general description of the securities that we may offer. Each time we sell our securities, or if required under the Securities Act, the selling shareholder sells securities described herein, we will provide a prospectus supplement containing specific information about the offering, if required. Any such prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and any prospectus supplement together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the U.S. Securities and Exchange Commission’s (the “SEC”) website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. None of we, the selling shareholder nor any underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

We and the selling shareholder may sell our securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to:

“Nanox,” the “Company,” “our Company,” the “Registrant,” “us,” “we,” “our” and similar designations refer to NANO-X IMAGING LTD, an Israeli company, and its consolidated subsidiaries.

Unless derived from our financial statements or otherwise noted, the terms “shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel.

“Our shares,” “ordinary shares” and similar expressions refer to the Registrant’s ordinary shares, par value NIS 0.01 per share.

“Dollars,” “U.S.$” or “$” refer to U.S. Dollars, the lawful currency of the United States.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Securities Act” refers to the Securities Act of 1933, as amended.

“Nasdaq” refers to the NASDAQ Global Market.

“SEC” or the “Commission” refers to the United States Securities and Exchange Commission.

ii

OUR COMPANY

Early detection saves lives—and we at Nanox are focused on applying our proprietary medical imaging technology and solutions to make diagnostic medicine more accessible and affordable across the globe. We are developing an end-to-end imaging service solution, which includes the Nanox System, comprised of the Nanox.ARC, our U.S. Food and Drug Administration (“FDA”) cleared medical device, using our novel micro-electro-mechanical systems (“MEMs”) X-ray source technology, and the Nanox.CLOUD, a companion cloud software. Our offerings also include artificial intelligence (“AI”) solutions and teleradiology services. Our vision is to increase early detection of medical conditions that are discoverable by X-ray by improving access to imaging, reducing imaging costs and enhancing imaging efficiency, which we believe is key to increasing early prevention and treatment, improving health outcomes and, ultimately, saving lives.

Our imaging solution is designed as a modular open system, and we are exploring the expansion of the solution to include additional components, which may be developed by us or third parties. We are exploring additional collaboration opportunities as well.

Our holistic imaging solution is currently comprised of the following four principal components:

The Nanox System. As a first step to producing a new class of accessible and affordable medical imaging systems, we focused on identifying and developing a novel digital X-ray source, which we refer to as the Nanox.SOURCE. Our X-ray source is based on a novel digital MEMs semiconductor cathode that we believe can achieve the same functionalities as legacy X-ray analog cathodes, while allowing for lower-cost production than existing medical imaging systems. We have been developing this technology over ten years towards the goal of commercial applicability. This novel digital X-ray source is the basis of core technology in the imaging system we are developing, and we believe it also has the potential to replace the legacy X-ray source in other existing imaging systems. Our technology aims to disrupt medical imaging by providing accessibility and affordability on a global scale. Our goal is to enable medical institutions and other significant medical players to either employ our solutions as a closed end-to-end system or to adopt a modular approach to our technologies, by acquiring or licensing our different components and integrating our technologies into their specific product.

The Nanox System includes two integrated components—hardware (Nanox.ARC), a medical imaging system incorporating our novel digital X-ray source, and software (Nanox.CLOUD). We developed, and continue to improve, the multi-source Nanox.ARC, a 3D tomosynthesis imaging system, which received a 510(k) clearance from the FDA and remains subject to regulatory clearance and approval in other jurisdictions. Tomosynthesis is an imaging technique used for early detection, that is designed to produce a high-resolution, 3D, X-ray image reconstruction of the scanned human body part for review by a professional diagnostics expert. In parallel, we have developed, and continue to improve, the Nanox.CLOUD, a companion cloud-based software to which scanned images may be securely uploaded to the cloud system. By integrating the Nanox.CLOUD with the Nanox.ARC, we believe the Nanox System could provide a streamlined process and end-to-end medical imaging service, including services such as image repository, radiologist matching, online and offline diagnostics review and annotation, connectivity to diagnostic assistive AI systems, billing, monitoring and reporting.

Following clearance from the FDA, and if cleared by similar regulatory agencies in other jurisdictions, we plan to market and deploy the Nanox System globally at a substantially lower cost than currently available medical imaging systems, such as legacy X-ray and Computerized Tomography (“CT”) systems, because our digital X-ray source allows the Nanox.ARC to have a simpler structure without the costly cooling equipment used in legacy X-ray systems or the complex rotating mechanism used in CT devices. We believe that the Nanox System could increase the accessibility and affordability of early-detection medical imaging systems worldwide, substantially reduce wait-times for imaging results and increase early detection rates compared to currently employed imaging process protocol.

We continue to implement a multi-step approach to the regulatory clearance process for the Nanox System. On April 1, 2021, we received clearance from the FDA to market our Nanox Cart X-Ray System, a single-source version of the Nanox.ARC. On April 28, 2023, we received a 510(k) clearance from the FDA to market the Nanox.ARC (including the Nanox.CLOUD), a multi-source 3D digital tomosynthesis system, as a stationary X-ray system intended to produce tomographic images of the human musculoskeletal system adjunctive to conventional radiography, on adult patients. This device is intended to be used in professional healthcare facilities or radiological environments, such as hospitals, clinics, imaging centers and other medical practices by trained radiographers, radiologists and physicians. We plan to seek additional clearances or approvals for additional uses of the currently-cleared Nanox System, or for future versions of the Nanox System.

On November 22, 2023, Nanox.ARC received approval from the Medical Device Division of the Ministry of Health in Israel (the regulatory body that oversees medical devices in Israel). As such, Nanox.ARC is now registered as a commercial medical device in the Israeli market. Following this approval, the Israeli Ministry of Health granted Nanox.ARC a free sale certificate which is a requirement for regulatory submission in some markets. In addition, in Ghana, our local partner has obtained approval from the Ghana Food and Drug Authority (the “GFDA”), and started the clinical scanning of patients.

We have also initiated the process to obtain Conformité Européene (“CE”) marking for the marketing and sale of our Nanox.ARC (including the Nanox.CLOUD) in the European Union. We have engaged with BSI Group, an accredited Notified Body in the United Kingdom, for an eventual CE marking review and approval.

We expect that the Nanox System will enable us to accumulate a significant number of medical images, which have the potential to be used by collaborators, such as medical AI-analytics companies, through machine learning algorithms to increase the probability of early disease detection.

U.S. go-to-market. Based on market analysis of the U.S. market by clinicians, imaging administrators and directors, stakeholders recognize the clinical benefits of the Nanox System and its more affordable approach to advanced imaging technology. Furthermore, outpatient facilities, such as skilled nursing facilities, freestanding emergency clinics, and pulmonary clinics showed interest in adopting the Nanox System. Specifically, because such facilities typically do not have CT capabilities, we believe such facilities view the Nanox System as a more affordable way to keep patients in-house for advanced imaging needs, combined with a 2D X-ray. Outpatient facilities also expressed potential interest in our Medical Screening as a Service (“MSaaS”) business model, which we believe could reduce the risk of an upfront purchase because the cost is based on actual use. We believe that gathering further clinical evidence will strengthen the support for our technology. Our current U.S. go-to-market strategy is comprised of three primary components: customer targeting, building a sales team and using a hybrid business model.

In terms of customer targeting, we believe several factors impact willingness to adopt our system, including the type of facility, its current imaging capabilities and imaging volumes, and geographic location, namely rural vs. urban. We aim to strategically engage segments that show early adoption potential, such as orthopedic clinics, skilled nursing facilities, freestanding emergency departments and urgent care facilities. We intend to continue to build clinical evidence particularly within the U.S. market, to support the adoption of our system, as well as reimbursement mechanisms, specifically with commercial payers. We’ve strategically realigned our focus to enhance our presence in the U.S. market, such that our initial efforts in commercialization and deployment within the U.S. will be concentrated on select states. This approach allows us, in the near term, to optimize customer service, delivery and support. To execute our strategy, we have allocated internal sales resources and we are planning to leverage the USARAD (as defined below) network, in order to accelerate our initial penetration in the market. Furthermore, we are in the process of expanding a U.S.-based sales and service team that will seek to generate leads, close sales, manage relationships, and provide services for the Nanox System installed base. We are also in the process of engaging with independent service providers to provide service in remote areas and to decrease equipment downtime. We expect that other operational needs (such as medical affairs, regulatory, billing, finance and contracting) will be supported by the existing international Nanox organization.

For our business model in the U.S., we intend to use a hybrid approach combining a usage-based MSaaS model with a CapEx model to help promote adoption, based on different segments. We have designed a training program to promote the Nanox System. We also intend to use a combination of pilot sites, training, sales and marketing efforts to help meet customer needs. These aspects of our business strategy will require us to hire additional experienced healthcare business-development professionals who will be charged with raising awareness of the Nanox System among physicians, hospitals, urgent care operators, and large health systems throughout the U.S.

Following a U.S. Reimbursement Landscape Assessment for Nanox.ARC, it was found that the existing CPT code 76100 “Radiologic examination, single plane body section (eg, tomography), other than with urography” would be a viable option to report tomosynthesis procedures utilizing the Nanox.ARC. Nanox.ARC users would be able to report with appropriate ICD-10-PCS code(s). These ICD-10-PCS codes are for reporting services and procedures performed in the inpatient hospital site of service. For the Nanox.ARC, clinics or hospitals operating it can use the CPT code 76100 for reporting. Regarding reimbursement rates, for physicians using the Nanox.ARC, the Medicare national average payment was $87.75 (using Conversion Factor $32.7442, from the National Physician Fee Schedule Relative Value File January Release, January 3, 2024). For hospital outpatients, the 2023 Medicare national average payment was $104.87. Third-party payors may impose limits on coverage or reimbursement for diagnostic imaging services, including denying reimbursement for tests that do not follow recommended diagnostic procedures or can only be billed using an unlisted or miscellaneous code. Prior authorization is required for certain advanced imaging services through the Centers for Medicare & Medicaid Services (“CMS”) Appropriate Use Criteria (“AUC”) program and private payer prior authorization programs. Currently, although there are no AUCs for tomosynthesis in general radiography, we plan to monitor the CMS AUC program and Private Payers Prior Authorization process for radiology procedures for any change.

The Nanox Systems have been installed at several medical imaging and diagnostic testing centers in New Jersey, New York, Florida and Kansas as well as in a technical and training center in Georgia. The Nanox System serves patients awaiting referral in New Jersey and Kansas, having passed all required tests for each state conducted by a licensed and certified physicist. Clinical operation of the Nanox System will begin in the remaining sites, pending certification from the corresponding state’s regulatory body.

Nanox.MARKETPLACE. Nanox.MARKETPLACE (formerly known as the MDW platform), which we acquired from MDWEB, LLC in November 2021, is our proprietary decentralized marketplace that connects imaging facilities with radiologists and enables radiologists to provide, and customers to obtain, remote interpretations of imaging data. The platform was designed by radiologists for the imaging industry. The radiologists connecting to Nanox.MARKETPLACE include those radiologists who are part of our network and provide teleradiology services through USARAD Holdings, Inc., a Delaware corporation (“USARAD”), as well as other radiologists, all of whom undergo an accreditation process that we perform and are required to be certified by the American Board of Radiology. Based primarily on customer location and area of specialization, radiologists will be matched to conduct the imaging interpretation. The radiologist receives payment through the platform from the customer upon the delivery of the imaging interpretation. The Nanox.MARKETPLACE service is currently offered on a standalone basis. Additionally, we are in the last stages of incorporating the Nanox.MARKETPLACE into the Nanox System, such that images that were generated by the Nanox.ARC and uploaded to the Nanox.CLOUD, can be streamlined and referred through the Nanox.MARKETPLACE to radiologists for remote reading.

Nanox.CONNECT. In August 2022, we entered into a supply agreement with Remedi Co Ltd. (“Remedi”) in order to integrate Remedi’s two-dimensional (“2D”) imaging systems (using traditional X-ray tubes) to the Nanox.CLOUD and the Nanox.MARKETPLACE, creating a mobile 2D X-ray system that enables remote readings of scans with third parties AI-powered imaging analysis and a global teleradiology solution, which we refer to as the “Nanox.CONNECT.” The Nanox.CONNECT is currently deployed in several beta sites worldwide in order to receive local regulatory approvals and explore and evaluate the business model and the potential service.

AI Imaging Solutions. Nanox AI (previously known as Zebra), which we acquired in November 2021, develops machine learning platforms based on its database of over 500 million imaging scans, which facilitates the development of AI medical imaging solutions. Nanox AI has FDA clearance for six radiology AI solutions, CE mark in Europe for five radiology AI solutions and regulatory approvals in other countries for its radiology AI solutions. Nanox AI has been granted over one dozen patents in the field of radiology AI. Nanox AI gathers underutilized image data from CT scans and helps medical service providers focus on patients that, upon findings generated by use of our AI solutions, require additional medical attention.

In February 2024, we received FDA clearance for HealthFLD, an AI software that provides automated qualitative and quantitative analysis of liver attenuation from routine contrast and non-contrast chest and abdomen CT scans in patients between the ages of 18 to 75. HealthFLD is intended to support clinicians in the detection of fatty liver, correlated with hepatic steatosis, an early sign of metabolic dysfunction-associated steatotic liver disease (MASLD), formerly referred to as non-alcoholic fatty liver disease (NAFLD).

We offer FDA cleared AI-based software imaging solutions to hospitals, HMOs, IDNs, marketplaces, pharmaceutical companies and insurers that are designed to identify or predict undiagnosed or underdiagnosed medical conditions, through the mining of data of existing CT scans. We have entered into collaboration agreements with marketplaces for access and distribution of our Nanox AI solutions, and agreements with IDNs and hospitals with respect to our AI imaging solutions. We currently offer AI imaging population health solutions aimed at identifying underlying findings, which are correlated to osteoporosis, cardiovascular disease and fatty liver to help detect patients at risk for more advanced liver disease such as NASH. With our AI imaging population health solutions, we aim to further our mission to enable preventative healthcare through early detection.

We have received positive feedback from our AI solution collaborators. For example, Corewell Health (formerly Spectrum), a large integrated health system that began using our population health solutions in mid-2022, has fully integrated Nanox AI into their standard of care. Our partnership has demonstrated to be productive and has been extended for an additional term.

The HealthFLD clearance is the third product across the Nanox.AI suite of population health solutions to receive FDA clearance. The FDA previously cleared HealthCCSng, a solution that detects coronary artery calcium (CAC) that presents a risk for coronary artery disease, and HealthOST, a solution that assesses vertebral compression fractures and bone mineral density to support clinicians in the evaluation and assessment of musculoskeletal disease of the spine (such as osteoporosis).

In addition, since the acquisition and completion of integration with Nanox AI, we have begun to develop AI-based features to enhance the images generated by the Nanox System, with the goal of improving diagnostic capabilities for the Nanox System in chest and musculoskeletal imaging. Ultimately, we expect to integrate these AI imaging capabilities, which we refer to as Robodiology, into the Nanox System. Subject to completion of the development and receipt of requisite regulatory approvals, we plan to offer these AI imaging solutions as an optional service to our MSaaS partners.

Teleradiology Services. Following our acquisition of USARAD in November 2021, we offer teleradiology services to customers in the U.S. market and an additional six countries by U.S.-based radiologists, certified by the American Board of Radiology. We offer imaging interpretation services for radiology practices, hospitals, medical clinics, diagnostic imaging centers, urgent care facilities and multi-specialty physician groups and USARAD contracts directly with these customers. In addition, we provide second opinion radiology readings, primarily to consumers and imaging centers. We have a network of approximately 60 independent radiologists in our marketplace, of which 29 are accredited by us through a formal process and are actively providing teleradiology services with us. We provide our teleradiology services to approximately 161 customers representing approximately 232 facilities. We allocate images that we receive from our customers, through our picture archiving and documentation system, to radiologists in our network based on the radiologist’s area of specialization. Payment is made by the customer directly to us monthly based on the number of monthly readings and we pay the radiologist a predetermined fixed fee per reading.

Currently, our teleradiology services are offered as a standalone product through USARAD. In the future, we plan to incorporate our teleradiology services as part of our Nanox System offering.

NANO-X IMAGING LTD was incorporated under the laws of the State of Israel on December 20, 2018 and commenced operations on September 3, 2019.  Our principal executive offices are located at Ofer Tech Park, 94 Shlomo Shmeltzer Road, Petach Tikva, Israel 4970602, and our telephone number is +972 03 4970602. Our agent for service of process in the United States is C T Corporation System located at 28 Liberty Street, 39th Floor, New York, New York 10005. Our website is http://www.nanox.vision. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus or any accompanying prospectus supplement and is not incorporated by reference herein or therein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement may contain or incorporate forward-looking statements that relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus, any accompanying prospectus supplement and in our most recent Annual Report on Form 20-F filed with the SEC for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those stated in or implied by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.

Forward-looking statements in this prospectus include, but are not limited to, statements about:

●	the initiation, timing, progress and results of our research and development, manufacturing and commercialization activities with respect to our X-ray source technology or the Nanox.ARC and the Nanox.CLOUD, which comprise the Nanox System;

●	our ability to successfully demonstrate the feasibility of our technology for commercial applications;

●	our expectations regarding the necessity of, timing of filing for, and receipt of, regulatory clearances or approvals regarding our technology, the Nanox.ARC and the Nanox.CLOUD;

●	our ability to secure and maintain required FDA clearance and similar approvals from regulatory agencies worldwide, or Notified Body (“CE”), and comply with applicable quality standards and regulatory requirements;

●	our ability to manufacture the Nanox.ARC, at a lower cost than medical imaging systems that use a legacy analog X-ray source;

●	the pricing structure of our products and services, if such products and services receive regulatory clearance or approval;

●	the implementation of our business models;

●	the ability to successfully integrate the business of companies that we acquire and to realize the anticipated benefits of the acquisitions, which may be affected by, among other things, competition, brand recognition, the ability of the acquired company to grow and manage growth profitably and retain its key employees;

●	our expectations regarding collaborations with third-parties and their potential benefits;

●	our ability to enter into and maintain our arrangements with third-party manufacturers and suppliers;

●	our ability to conduct business globally;

●	our expectations regarding when certain patents may be issued and the protection and enforcement of our intellectual property rights;

●	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	regulatory developments in the United States and other jurisdictions;

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	the rate and degree of market acceptance of our technology and our products;

●	development relating to our competitors and the medical imaging industry;

●	our estimates of the adoption of the MSaaS based model by market participants;

●	our estimates regarding the market opportunities for our technology and our products;

●	our ability to attract, motivate and retain key executive managers;

●	our ability to comply with data protection laws, regulations and similar rules and to establish and maintain adequate cyber-security and data protection;

●	our ability to obtain third-party payor coverage or reimbursement of our Nanox System;

●	our expectation regarding the maintenance of our foreign private issuer status;

●	our expectations regarding changes in the global, national, regional or local economic, business, competitive, market, and regulatory landscape, including as a result of the security, political and economic instability in the Middle East that could harm our business, including due to the current war between Israel and Hamas, and the impact of the COVID-19 pandemic and the ongoing conflict in Ukraine;

●	potential litigation associated with our transactions;

●	the future trading price of our ordinary shares and impact of securities analysts’ reports on these prices; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus, any accompanying prospectus supplement and our Annual Report on Form 20-F.

The “Risk Factors” section of this prospectus, any accompanying prospectus supplement and our Annual Report on Form 20-F references the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement.

THE OFFERING

The actual price per share of the ordinary shares that the selling shareholder will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

Issuer	NANO-X IMAGING LTD

Selling Shareholder	The selling shareholder may sell from time to time pursuant to this prospectus up to 4,869,909 of our ordinary shares, which is comprised of up to 2,262,443 ordinary shares issuable upon exercise of the SK Warrant and 2,607,466 ordinary shares held by the selling shareholder. See “Selling Shareholder.”

Securities Offered

We may offer from time to time up to an aggregate of $150,000,000 of our ordinary shares, warrants and debt securities.

The selling shareholder may offer from time to time up to an aggregate 4,869,909 of our ordinary shares.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for funding our research and development, manufacturing activities and for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.

We will not receive any of the proceeds from the sale or other disposition of the ordinary shares offered by the selling shareholder pursuant to this prospectus.

See “Use of Proceeds.”

Registration of the Ordinary Shares	We agreed to register the ordinary shares for resale under the Securities Act pursuant to the Registration Rights Agreement, among the Company and the investors party thereto (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, when the Company effects a Piggyback Registration (as defined in the Registration Rights Agreement), we are required to register for resale the number of Registrable Securities (as defined in the Registration Rights Agreement) requested for inclusion in such registration statement.

Listing	Our ordinary shares are listed on the Nasdaq under the symbol “NNOX.”

Risk Factors	You should consider carefully all of the information that is contained or incorporated by reference in this prospectus and, in particular, you should evaluate the risks described under “Risk Factors.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 20-F, and in our updates, if any, to those risk factors in our reports of foreign private issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for funding our research and development, manufacturing activities and for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, working capital, commercial expenditures and capital expenditures.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholder.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

SELLING SHAREHOLDER

The selling shareholder may sell from time to time, pursuant to this prospectus, an aggregate of up to 4,869,909 of our ordinary shares. Such ordinary shares consist of the 2,262,443 ordinary shares issuable upon the exercise of the SK Warrant and 2,607,466 ordinary shares held by the selling shareholder. We are registering these shares on behalf of the selling shareholder, to be offered and sold by it from time to time, to satisfy certain registration rights that we have granted to the selling shareholder under the Registration Rights Agreement.

On June 17, 2019, the Company’s predecessor Nanox Imaging PLC (“Nanox Gibraltar”), a Gibraltar public company, entered into a Strategic Share Purchase Agreement with SK Square Americas, Inc. (formerly known as SK Telecom TMT Investment Corp.) (“SK Square Americas”), Pureun Partners Asset Management Co., Ltd. (“Pureun”) and EBEST-PPAM Fund No. 9 (“EBEST” and collectively with SK Square Americas and Pureun, the “Nanox Gibraltar Shareholders”), pursuant to which Nanox Gibraltar sold an aggregate 2,262,443 ordinary shares to the Nanox Gibraltar Shareholders for an aggregate purchase price of approximately $5.0 million. In connection with such transaction, Nanox Gibraltar also issued a warrant to SK Square Americas to acquire 2,262,443 ordinary shares of Nanox Gibraltar at an exercise price of $20.87 per share. In connection with the transactions described above, the Company’s predecessor also entered into an investor rights agreement with the Nanox Gibraltar Shareholders (the “Investor Rights Agreement”). The agreement provided for the right to nominate a member of our board of directors, as well as certain registration rights. The rights under the Investor Rights Agreement terminated upon the closing of our initial public offering. The Nanox Gibraltar Shareholders became parties to the Registration Rights Agreement prior to the closing of our initial public offering.

On September 2, 2019, our Board of Directors approved the issuance of our ordinary shares to the same shareholders of Nanox Gibraltar and to grant warrants to purchase our ordinary shares to the same warrant holders of Nanox Gibraltar, all with the same percentage of holdings held by them in Nanox Gibraltar, such that the equity holdings in our company shall be identical to the equity holdings of Nanox Gibraltar. Accordingly, we issued to SK Square Americas (formerly known as SK Telecom TMT Investment Corp.) 1,357,466 of our ordinary shares and the SK Warrant to acquire 2,262,443 ordinary shares at an exercise price of $20.87 per share. In addition, we issued 855,204 of our ordinary shares to Pureun and 49,773 of our ordinary shares to EBEST.

On June 4, 2020, we entered into a Share Purchase Agreement with SK Square Americas, pursuant to which we sold 1,250,000 ordinary shares to SK Square Americas for an aggregate purchase price of $20.0 million. In connection with such agreement, we amended the SK Warrant to extend the exercise period to the earlier of June 17, 2025 or an exit event, which event does not include an initial public offering, and we amended the Investor Rights Agreement which granted SK Square Americas the right to appoint Mr. Jung Ho Park (or another person designated by SK Square Americas) as a director for a term of three years. In addition, we granted Mr. Park options to purchase 100,000 of our ordinary shares, vesting in equal quarterly installments over a period of four years, at an exercise price of $16.00 per ordinary share. In the event that SK Square Americas were to nominate any replacement director, any such director may receive options with the same terms, but the aggregate number of options granted to all such directors together shall not exceed 100,000. Mr. Park resigned from our Board of Directors in December 2021, at which time his unvested options to purchase 68,750 ordinary shares expired, and new options to purchase the same number of ordinary shares (i.e., 68,750 shares) were granted to Ms. So Young Shin, a successor director appointed by SK Square Americas in May 2022. Ms. So Young Shin currently serves as a member of our Board of Directors.

Furthermore, on June 4, 2020, we entered into a collaboration agreement with SK Telecom Co., Ltd. (“SK Telecom”), pursuant to which we and SK Telecom continue to explore and engage in good faith to develop a definitive agreement for the deployment of 2,500 Nanox Systems in South Korea and Vietnam. The collaboration agreement expired on December 31, 2021, but we continue to explore business opportunities and assess collaboration with SK Telecom.

The following table sets forth information with respect to the selling shareholder’s beneficial ownership of our ordinary shares as of April 19, 2024. The number of ordinary shares owned prior to any offerings represents all of the ordinary shares that the selling shareholder may offer hereunder. The percentage of shares beneficially owned prior to any offering is based on 57,779,033 ordinary shares outstanding as of March 31, 2024. The selling shareholder may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

The number of ordinary shares beneficially owned by the selling shareholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any ordinary shares over which the selling shareholder has sole or shared voting power or investment power as well as any securities that are exercisable or exercisable within 60 days of March 31, 2024.

Except as otherwise indicated, to our knowledge, the selling shareholder has sole voting and investment power with respect to all ordinary shares shown as beneficially owned by it.

	Shares Beneficially Owned Prior to Offering		Shares Registered		Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number	%	Number	%	Number	%
SK Square Americas, Inc.(1)	4,869,909	7.50%	4,869,909	7.50%	—	—

(1)	Consists of (i) 2,607,466 ordinary shares held by SK Square Americas and (ii) a warrant to purchase 2,262,443 ordinary shares held by SK Square Americas. SK Square Co., Ltd. is the controlling entity of SK Square Americas, and SK Inc. is the controlling entity of SK Square Co., Ltd. SK Square Co., Ltd. and SK Inc. may be deemed to have sole voting and dispositive power with respect to the shares held by SK Square Americas. The address for SK Square Americas, SK square Co., Ltd. and SK Inc. is 75 Rockefeller Plaza, Suite 18A, New York, NY 10019.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated articles of association are summaries and are qualified in their entirety by reference to the amended and restated articles of association.

We were incorporated under Israeli law on December 20, 2018. The rights and responsibilities of holders of our ordinary shares are governed by our amended and restated articles of association, as amended and restated from time to time and the Israeli Companies Law, 5759-1999 (the “Companies Law”).

As of March 31, 2024 our authorized share capital consisted of 100,000,000 ordinary shares, par value NIS 0.01 per share.

Objects of Our Company

Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Borrowing Powers

Pursuant to the Companies Law and our amended articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Ordinary Shares

As of December 31, 2023, 57,778,628 ordinary shares were issued and outstanding.

All of our issued and outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Dividends

We have never declared or paid any cash dividends on our ordinary shares. We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings.

Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors. Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited consolidated financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with court approval; as a company listed on an exchange outside of Israel, however, court approval is not required if the proposed distribution is in the form of an equity repurchase, provided that we notify our creditors of the proposed equity repurchase and allow such creditors an opportunity to initiate a court proceeding to review the repurchase. If within 30 days such creditors do not file an objection, then we may proceed with the repurchase without obtaining court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Voting Rights

All of our ordinary shares have identical voting and other rights in all respects.

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.

Quorum. In any meeting of shareholders, we will follow the quorum requirements for general meetings as set forth in our amended and restated articles of association, instead of one-third of the issued share capital as required under the Nasdaq Marketplace Rules. Pursuant to our amended and restated articles of association, the quorum required for our general meetings of shareholders will consist of at least two shareholders present in person or by proxy (including by voting deed) and holding shares conferring in the aggregate of at least 25% of the voting power of the Company. A meeting adjourned for lack of a quorum will generally be adjourned to the same day of the following week at the same time and place, or to such other day, time or place as indicated by our board of directors, if so specified in the notice of the meeting. At the reconvened meeting, subject to a limited exception, any number of shareholders present in person or by proxy shall constitute a lawful quorum.

Vote requirements. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. Under our amended and restated articles of association, a special resolution is required for the removal of a director from office and the appointment of a director in place of the director so removed, and to amend the provisions in our articles of association relating to the appointment and removal of directors.

Transfer of Ordinary Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Liquidation

In the event of our liquidation, after satisfaction of liabilities to creditors and other payments due as per applicable law, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Redemption of Ordinary Shares

We may, subject to applicable law, issue redeemable shares or other securities and redeem the same with such terms and conditions as the board of directors may deem fit.

Modifications of Rights of Shares

Under the Companies Law and our amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association, in addition to the ordinary majority vote of all classes of voting shares voting together as a single class.

Issuance of Additional Shares

We may, upon a resolution of the shareholders at a general meeting, from time to time, increase our share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts or without nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as the resolution approving the creation of such shares shall provide. Except to the extent otherwise provided in the resolution creating such new shares, such new shares shall be subject to all the provisions applicable to the shares of the original capital. Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in the resolution pursuant to which such shares are created.

Access to Corporate Records

Under the Companies Law, shareholders generally have the right to review minutes of our general meetings, our shareholders register and material shareholders register, our amended and restated articles of association, our annual audited financial statements and any document that we are required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. In addition, any shareholder who specifies the purpose of their request may request to review any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interests or protect a trade secret or patent.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the ordinary shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Acquisitions under Israeli Law

Full Tender Offer. A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s voting rights or issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the voting rights or issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If the full tender offer was not accepted in accordance with the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer. The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company (subject to certain exceptions). This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions. A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser and its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer or any other person acting on their behalf, including relatives and entities under such person’s control). If a special tender offer is accepted, then (i) shareholders who did not respond to or that had objected to the offer may accept the offer within four days of the last date set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made, and (ii) the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Shares purchased in contradiction to the tender offer rules under the Companies Law, as described above, will have no rights and will become dormant shares.

Merger. The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares voted on the proposed merger at a shareholders meeting. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial condition of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies. Under the Companies Law, each merging company must deliver the merger proposal to its secured creditors and inform its unsecured creditors of the merger proposal and its content.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the target company. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors. In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares represented at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our amended articles of association as described above under “—Voting Rights.” In addition, we have a classified board structure, which will effectively limit the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors, as disclosed under.

General Meetings of Shareholders and Shareholder Proposals

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our amended and restated articles of association as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter on the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Notwithstanding the foregoing, as a company listed on an exchange outside of Israel, a matter relating to the appointment or removal of a director may only be requested by one or more shareholders holding at least 5% of the voting rights at the general meeting of the shareholders. Our amended and restated articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for shareholder meetings.

Under the Companies Law, resolutions regarding the following matters must be passed at a general meeting of shareholders:

●	amendments to the company’s articles of association;

●	appointment, fees or termination of the auditors, if the shareholders have not delegated their authority to set the fees for the auditors to the board of directors;

●	appointment of external directors (if applicable);

●	approval of related-party transactions requiring general meeting approval pursuant to the provisions of the Companies Law;

●	increases or reductions of the company’s authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	the exercise of board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

History of Securities Issuances

You should refer to our most recent annual report on Form 20-F for a history of our securities issuances for the past three years.

Registration Rights Agreements

We entered into a registration rights agreement (the “Registration Rights Agreement”) that entitles certain holders of our ordinary shares and other securities convertible into or exchangeable for ordinary shares, including SK Square Americas, Inc. (formerly known as SK Telecom TMT Investment Corp.), to certain piggyback registration rights. The Registration Rights Agreement was entered into with shareholders who held 14,533,835 of our ordinary shares and other securities convertible into or exchangeable for ordinary shares; however, some of these shares have been sold on the market, and the registration rights are no longer applicable. As of March 31, 2024, the registration rights apply to 2,607,466 shares held by SK Square Americas, Inc.

Under the terms of the Registration Rights Agreement, and subject to the limitations specified therein, if we register our ordinary shares under the Securities Act for sale to the public, either for our own account or for the account of other security holders or both, the holders of registrable securities are entitled to notice of the intended registration and to include any or all of their registrable securities in the registration. The right of holders of registrable securities to include shares in an underwritten offering is subject to the right of the underwriters to limit the number of shares included in such offering. Holders of registrable securities are generally required to pay all expenses of registration, including the fees and disbursements of its counsel and all underwriting discounts and commissions.

In addition, as of March 31, 2024, SK Square Americas, Inc., as a holder of a warrant to purchase an aggregate of 2,262,443 ordinary shares, is entitled to piggyback registration rights under the terms of such warrant substantially similar to the registration rights described in the preceding paragraph.

Corporate Governance

As a foreign private issuer, we are permitted to follow certain Israeli corporate governance practices instead of the Nasdaq corporate governance rules, provided that we disclose which requirements we are not following and the equivalent Israeli requirement. Pursuant to the “foreign private issuer exemption”:

●	we comply with Israeli law with respect to quorum requirements. In accordance with the Companies Law, our amended and restated articles of association provide that a quorum of two or more shareholders holding at least 25% of the voting rights in person or by proxy is required for commencement of business at a general shareholder meeting. The quorum set forth in our amended and restated articles of association with respect to an adjourned meeting shall, subject to a limited exception, consist of one or more shareholders present in person or by proxy (including by voting deed), regardless of the number or percentage of our outstanding shares held by them;

●	we follow Israeli corporate governance practices instead of the Nasdaq requirements with regard to the nomination committee and director nomination procedures. The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our amended and restated articles of association and the Companies Law. With the exception of directors elected by our board of directors due to a vacancy, in accordance with the staggered nomination, we intend to elect our directors to hold office until the annual general meeting of our shareholders that occurs in the third year following his or her election and until his or her successor shall be elected and qualified;

●	we adopt and approve material changes to equity incentive plans in accordance with the Companies Law, which does not impose a requirement of shareholder approval for such actions. In addition, we follow Israeli corporate governance practice, which requires shareholder approval prior to an issuance of securities in connection with equity-based compensation of officers, directors, employees or consultants only under certain circumstances, in lieu of Nasdaq Marketplace Rule 5635(c);

●	as opposed to making periodic reports to shareholders and proxy solicitation materials available to shareholders in the manner specified by the Nasdaq corporate governance rules, the Companies Law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Israel is not to distribute such reports to shareholders but to make such reports available through a public website. We will only mail such reports to shareholders upon request. As a foreign private issuer, we are generally exempt from the SEC’s proxy solicitation rules; and

●	we follow Israeli corporate governance practices instead of Nasdaq requirements to obtain shareholder approval for all corporate actions requiring such approval under the requirements of the Companies Law such as (i) transactions with directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at our company), (ii) extraordinary transactions with controlling shareholders, (iii) terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative, (iv) private placements that will result in a change of control, (v) certain transactions, other than a public offering, involving issuances of a 20% or greater interest in us and (vi) certain acquisitions of the stock or assets of another company.

Otherwise, we intend to comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Israeli corporate governance requirements under the Companies Law applicable to us.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.

Listing

Our ordinary shares are listed on the Nasdaq under the symbol “NNOX.”

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement for the purchase of our ordinary shares or debt securities. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the warrants;

●	the initial offering price;

●	the aggregate amount of warrants and the aggregate amount of equity securities purchasable upon exercise of the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the warrants are issued, and the amount of warrants issued with each equity security;

●	the date, if any, on and after which the warrants and the related equity security will be separately transferable;

●	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrant will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	the identity of the warrant agent or of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	information with respect to book-entry procedures, if any;

●	in connection with warrants denominated as rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

●	whether the warrants may be sold separately or with other securities as part of units;

●	if applicable, a discussion of United States or Israeli income tax, accounting or other considerations applicable to the warrants;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	the material terms of any standby underwriting arrangement entered into by us in connection with any warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant or subscription agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant or subscription agreement and any accompanying prospectus supplement in their entirety.

On July 26, 2023, pursuant to the Purchase Agreement, we sold 2,142,858 of our ordinary shares, together with the Warrants to purchase up to 2,142,858 ordinary shares at a combined purchase price of $14.00 per share to the Purchaser in a registered direct offering. The Warrants have an exercise price of $19.00 per share, are exercisable immediately upon issuance and will expire five years from issuance. The Warrants are exercisable for cash only so long as we have an effective registration statement covering the issuance of shares upon the exercise of the Warrants.

As of March 31, 2024, in addition to the Warrants, there were two outstanding warrants, which are currently exercisable: (i) a warrant issued upon the consummation of our initial public offering to A-Labs Advisory & Finance Ltd., which provided to us strategic consulting services, to purchase 50,000 ordinary shares, with an exercise price of $18 per share; and (ii) the SK Warrant issued in connect with a Strategic Share Purchase Agreement to SK Square Americas, Inc. (formerly known as SK Telecom TMT Investment Corp.) to purchase 2,262,443 ordinary shares, with an exercise price of $20.87 per share.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and the trustee to be named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

●	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

●	any applicable subordination provisions for any subordinated debt securities;

●	the maturity date(s) or method for determining same;

●	the interest rate(s) or the method for determining same;

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

●	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

●	redemption or early repayment provisions;

●	authorized denominations;

●	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

●	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

●	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

●	whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

●	whether the debt securities are secured and the terms of such security;

●	the amount of discount or premium, if any, with which the debt securities will be issued;

●	any covenants applicable to the particular debt securities being issued;

●	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

●	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

●	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	any restriction or conditions on the transferability of the debt securities;

●	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

●	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

●	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We or the selling shareholder may sell or distribute our securities from time to time in one or more public or private transactions:

●	through underwriters;

●	through agents;

●	to dealers;

●	directly to one or more purchasers;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades;

●	through a combination of any of the above; and

●	any other method permitted pursuant to applicable law.

Any sale or distribution may be effected by us or the selling shareholder:

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated or fixed prices.

At any time a particular offer of our securities is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In addition, we may distribute the securities as a dividend or in a rights offering to our existing security holders. In some cases, we or dealers acting for us or on behalf of us may also repurchase the securities and reoffer them to the public by one or more of the methods described above.

Through Underwriters

If underwriters are used in a sale or distribution, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all of the securities if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

We or the selling shareholder may sell or distribute the securities directly or through agents we or the selling shareholder designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the securities covered by this prospectus, we or the selling shareholder will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Direct Sales

We or the selling shareholder may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, we or the selling shareholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us or the selling shareholder, as applicable, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We, the selling shareholder and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or the selling shareholder may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us, the selling shareholder or others (or, in the case of derivatives, securities received from us or the selling shareholder in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We or the selling shareholder may loan or pledge the securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General

Agents, dealers and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us or the selling shareholder and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us or the selling shareholder to indemnification by us or the selling shareholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our or the selling shareholder’s behalf.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an “automatic shelf” registration statement on Form F-3, of which this prospectus is part, with respect to up to an aggregate of $150,000,000 of the securities we may offer and up to 4,869,909 ordinary shares that may be offered by the selling shareholder. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. However, as a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and to submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year.

The SEC also maintains a website at that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at http://www.nanox.vision. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F (File No. 001-39461) for the fiscal year ended December 31, 2022, filed with the SEC on May 1, 2023.

●	our Reports on Form 6-K filed with the SEC on January 9, 2023, February 14, 2023, February 23, 2023, March 9, 2023, May 1, 2023 (two reports; only with respect to the information contained in the second report, except the fourth paragraph of Exhibit 99.1, which contains certain quotes by the Chief Executive Officer of the Company, and the ninth paragraph of Exhibit 99.1, which contains certain quotes by the Professor and Chairman of the Department of Medical Imaging at the University of Arizona and a member of the Company’s Advisory Board), May 22, 2023, July 24, 2023, July 26, 2023, August 17, 2023, October 3, 2023, November 16, 2023, November 28, 2023, December 27, 2023, January 2, 2024 (two reports), January 16, 2024, January 25, 2024, February 13, 2024 and April 1, 2024 (other than the portions of those reports not deemed to be filed).

●	with respect to each offering of our securities under this prospectus, each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

NANO-X IMAGING LTD
Ofer Tech Park

94 Shlomo Shmeltzer Road

Petach Tikva

Israel 4970602

Tel: +972 03 37359202
Attention: Chief Executive Officer

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed C T Corporation System as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 28 Liberty Street, New York, NY 10005.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

LEGAL MATTERS

The validity of our ordinary shares and certain other matters of Israeli law will be passed upon for us by Meitar | Law Offices. The validity of the warrants and debt securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Nano-X Imaging Ltd

3,826,530 Ordinary Shares

PROSPECTUS SUPPLEMENT
November 23, 2025

Titan Partners Group

a division of American Capital Partners